Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(70,459,250)
Unrealized Gain (Loss) on Market Value of Commodity Futures	149,818,030
Dividend Income	1,585,142
Interest Income	815,938
ETF Transaction Fees	12,950
Total Income (Loss)	$81,772,810

Expenses
General Partner Management Fees	$528,771
Professional Fees	23,894
Brokerage Commissions	50,910
Directors' Fees and Insurance	6,908
Total Expenses	$610,483
Net Income (Loss)	$81,162,327

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/26	$951,651,551
Additions (2,900,000 Shares)	153,369,950
Withdrawals (6,500,000 Shares)	(327,667,362)
Net Income (Loss)	81,162,327

Net Asset Value End of Month	$858,516,466
Net Asset Value Per Share (14,750,000 Shares)	$58.20

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596